UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

WMG Acquisition Corp. entered into a supplemental indenture, dated as of October 26, 2005, with BB Investments LLC and Wells Fargo Bank, National Association, as Trustee. Pursuant to this supplemental indenture, BB Investments LLC, a wholly owned subsidiary of WMG Acquisition Corp., which is a wholly owned subsidiary of Warner Music Group Corp. (NYSE: WMG), agreed to jointly and severally and unconditionally guarantee payment of WMG Acquisition Corp.’s U.S. Dollar denominated 7-3/8% Senior Subordinated Notes due 2014 and Sterling-denominated 8-1/8% Senior Subordinated Notes due 2014. A copy of the fourth supplemental indenture is attached to this current report on Form 8-K as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Fourth Supplemental Indenture, dated as of October 26, 2005, to the Indenture dated April 8, 2004 as amended by the First Supplemental Indenture dated as of November 16, 2004, the Second Supplemental Indenture dated as of May 17, 2005 and the Third Supplemental Indenture dated as of September 28, 2005, among WMG Acquisition Corp., the subsidiary guarantor party thereto and Wells Fargo Bank, National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: October 27, 2005	By:	/s/ MICHAEL D. FLEISHER
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: October 27, 2005	By:	/s/ MICHAEL D. FLEISHER
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Supplemental Indenture, dated as of October 26, 2005, to the Indenture dated April 8, 2004 as amended by the First Supplemental Indenture dated as of November 16, 2004, the Second Supplemental Indenture dated as of May 17, 2005 and the Third Supplemental Indenture dated as of September 28, 2005, among WMG Acquisition Corp., the subsidiary guarantor party thereto and Wells Fargo Bank, National Association, as Trustee.

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